EXHIBIT 3.7(b)

                           UCAR CARBON TECHNOLOGY LLC


                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

               Limited Liability Company Operating Agreement (this "Agreement") has been made as of the effective time of the Certificates (as defined herein), between UCAR Carbon Company Inc., a Delaware corporation ("UCAR Carbon"), and UCAR Carbon Technology LLC, a Delaware limited liability company.

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, UCAR Carbon was previously the sole stockholder of the UCAR Carbon Technology Corporation, a Delaware corporation (the "Corporation"), predecessor to the Company;

               WHEREAS, UCAR Carbon and the Board of Directors of the Corporation authorized the conversion of the Corporation from a Delaware corporation to a Delaware limited liability company, with UCAR Carbon as the sole member of the limited liability company;

               WHEREAS, the Corporation's Certificate of Conversion to Limited Liability and the corresponding Certificate of Formation has been filed with the Secretary of State of the State of Delaware;

               WHEREAS, UCAR Carbon and the Company desire that the Company be governed by the terms and conditions of this Agreement;

               NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members and the Company, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                     USAGE

     1.1 DEFINITIONS. Capitalized terms used in this Agreement have the meanings set forth in the Appendix attached to this Agreement.

     1.2 GENDER AND NUMBER. Whenever required by the context hereof, all pronouns and any variations thereof will be deemed to refer to the masculine, feminine and neuter, singular and plural.

                                   ARTICLE 2

                               GENERAL PROVISIONS

     2.1 FORMATION. The Company has been organized as a limited liability company by the filing of the Certificates pursuant to the Acts with the Secretary of State of the State of Delaware.

     2.2 NAME. The name of the Company is "UCAR Carbon Technology LLC" or such other name as may from time to time be selected by the Members.

     2.3 BUSINESS. The business of the Company (the "Company Business") shall be to engage in any lawful activity for which a limited liability company may be formed under the LLC Act.

     2.4 OFFICE. The principal place of business of the Company shall be located at 3102 West End Avenue, Nashville, Tennessee 37203, or such other location as the Members may determine from time to time.

     2.5 TERM. The term of the Company commenced upon the effective time of the Certificates with the office of the Secretary of State of the State of Delaware and shall continue perpetually, unless dissolved and terminated at an earlier date pursuant to Section 10.1.

     2.6 OWNERSHIP OF COMPANY PROPERTY. All property now held or hereafter acquired by the Company, real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member, individually, shall have any ownership interest therein. Each Member hereby expressly waives the right to require partition of any Company property or any part thereof.

     2.7 NO STATE-LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture and that no Member be an agent, partner or joint venturer of any other Member, except for tax purposes pursuant to tax elections duly made.

                                   ARTICLE 3

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

     3.1 INITIAL CAPITAL CONTRIBUTIONS. On the Conversion Date, all of the capital stock of the Corporation was converted into Ownership Interests as set forth on SCHEDULE A hereto.

     3.2 ADDITIONAL CAPITAL CONTRIBUTIONS. Any Member may contribute additional cash or property to the Company in such amounts and proportions and at such time or times as the Members may agree, provided that, except as set forth in Section 3.1, no Member shall be required to make any capital contributions to the Company, cure any deficit in such Member's Capital Account or lend any funds to the Company.



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     3.3   ADDITIONAL MEMBERS. Any Person admitted to the Company as an
Additional Member after the Conversion Date pursuant to Section 7.4 shall contribute such amount of cash and/or property to the capital of the Company, at such time or times, as the Members shall determine.

     3.4   CAPITAL ACCOUNTS.

           (a) A separate Capital Account shall be established for each Member and maintained in accordance with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv). Each Member's Capital Account shall be (i) increased by such Member's Capital Contributions and by such Member's allocable share of Net Income and items of Company income and gain, (ii) decreased by such Member's allocable share of Net Loss and items of Company loss and deduction and by the amount of cash and the net Fair Market Value of property distributed by the Company to such Member, and (iii) otherwise adjusted in the manner provided in this Agreement.

           (b) Immediately prior to any distribution of Company assets in kind, each Member's Capital Account shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in the assets to be distributed (and not already reflected in the Members' Capital Accounts) would be allocated among the Members pursuant to Article 5 if such assets were sold for Fair Market Value on the date of distribution.

           (c) Immediately prior to (i) any contribution of money or other property to the Company by a new or existing Member as consideration for an Ownership Interest in the Company, (ii) any distribution of money or other property by the Company to a Member in redemption of all or part of such Member's Ownership Interest, or (iii) the liquidation of the Company pursuant to
Article 11, each Member's Capital Account shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in all Company assets (and not already reflected in the Members' Capital Accounts) would be allocated among the Members pursuant to Article 5 if such assets were sold for Fair Market Value on the date of such contribution, liquidation or incorporation.

     3.5 RETURN OF CAPITAL; INTEREST. No Member will have the right to the return of such Member's Capital Account or Capital Contribution except as expressly provided in this Agreement. No Member will have the right to withdraw all or any part of such Member's Ownership Interest in the Company, to receive a return of interest on its Capital Account or Capital Contributions or the balance in its Capital Account, or to receive any distributions or payments from the Company, except as expressly provided in this Agreement.

                                   ARTICLE 4

                                COMPANY EXPENSES

           The Company shall be responsible for and shall pay, or shall reimburse the Members for, all Company Expenses. All Company Expenses shall be paid out of funds of the Company, and shall be paid when and as determined by the Members. The Company shall pay



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all legal and other actual out-of-pocket expenses incurred on behalf of the
Company prior to the execution of this Agreement in connection with the formation of the Company.

                                   ARTICLE 5

                          ALLOCATIONS AND DISTRIBUTIONS

     5.1 ALLOCATIONS OF PROFITS AND LOSSES. The Net Profits and Net Losses of the Company for each Fiscal Year will be allocated to the Members in the manner determined by the Manager to reasonably reflect the Members' interests in accordance with their respective Ownership Interests and in compliance with applicable tax law.

     5.2 DISTRIBUTIONS. Except as provided in Article 10, all distributions of cash or other property shall be made to the Members pro rata in proportion to their respective Ownership Interests on the record date of such distribution. Except as provided in Article 10, all distributions of Distributable Cash and property shall be made at such time as determined by the Board of Managers. No Member shall have the right to demand and receive property other than cash, irrespective of the nature of such Member's Capital Contribution.

     5.3 LIMITATION UPON DISTRIBUTIONS. No distribution shall be declared and paid unless, after the distribution is made, the fair value of the assets of the Company is in excess of the liabilities of the Company, except liabilities to Members on account of their Capital Contributions.

     5.4 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on such Member's Capital Contribution or to return of such Member's Capital Contribution, except as otherwise specifically provided for herein.

     5.5 LOANS TO COMPANY. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

     5.6 NO RIGHT TO DISTRIBUTION. Notwithstanding anything to the contrary in this Agreement or in the LLC Act, no Member shall be entitled to receive any distribution of money or other property in excess of $1.00 by reason of such Person ceasing to be a Member, except (i) upon the dissolution of the Company or
(ii) upon the affirmative vote or written consent of Members holding a Majority Interest.

                                   ARTICLE 6

                            MANAGEMENT OF THE COMPANY

     6.1   RIGHTS AND POWERS OF THE BOARD OF MANAGERS.

           (a) Subject to Sections 6.1(b) and 6.1(c), the Company shall be managed, and the conduct of its day-to-day business affairs shall be controlled exclusively, by a Board of Managers (the "Board of Managers") in accordance with the terms and conditions of this Agreement. A Manager need not be a Member of the Company.



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           (b) The Board of Managers shall delegate the management and conduct of the Company's day-to-day business affairs to officers of the Company that shall be appointed by the Board of Managers from time to time, each of which shall have the authority inherent in their position (except as otherwise limited by the Board of Managers). SCHEDULE B sets forth the initial officers of the Company.

           (c) Prior to conducting any business in any jurisdiction, the Board of Managers shall cause the Company either to comply with all requirements for the qualification of the Company to conduct business as a limited liability company in such jurisdiction or to conduct business in such jurisdiction through other entities, through a Manager as the Company's agent, or by such other means as the Board of Managers, upon the advice of counsel, deems appropriate to preserve the Members' limited liability.

           (d) Each Manager and officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the other Managers, by the other officers or employees of the Company, by a committee of the Board of Managers or by any other Person as to matters the Manager or officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including without limitation information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     6.2   APPOINTMENT AND REPLACEMENT OF MANAGERS.

           (a) The initial Board of Managers shall consist of the following two
Managers:

               Karen G. Narwold;  and

               Corrado F. DeGasperis.

           (b) Each Manager shall hold such office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Election of Managers, which shall take place at each annual meeting of the Members or at a special meeting of Members called for that purpose, shall require the unanimous affirmative vote of the Members. Any vacancy occurring in the office of a Manager shall be filled by the Members.

     6.3 LIABILITY OF THE BOARD OF MANAGERS. No Manager and none of such Manager's agents, partners, employees, counsel or affiliates shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act (even if such action or failure to act constituted gross negligence on such Person's part) on behalf of the Company within the scope of the authority conferred on the Board of Managers by this Agreement or by law.

     6.4 DUTIES OF THE BOARD OF MANAGERS. The Board of Managers shall take all actions that may be necessary or appropriate for the conduct of the Company's business in accordance with the provisions of this Agreement and applicable laws and regulations. The Managers shall



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act at all times in good faith and in such manner as may be required to protect and promote the interest of the Company and the Members.

     6.5 AUTHORITY TO ACT FOR THE COMPANY. Each officer shall have the authority to act for and bind the Company, including with respect to the execution and delivery of any document or instrument on behalf of the Company, to the extent but only to the extent that the act has been taken in accordance with the terms and provisions of this Agreement.

     6.6   MEETINGS OF BOARD OF MANAGERS.

           (a) The Board of Managers may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as it shall determine from time to time.

           (b) Regular meetings of the Board of Managers shall be held at least annually at the offices of the Company, or at such other place as the Board of Managers may determine. No notice shall be required for any regular meeting of the Board of Managers; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Manager at least three days before the first meeting held pursuant thereto.

           (c) Special meetings of the Board of Managers shall be held whenever called by direction of the Members holding a Majority Interest or a majority of the Managers. Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be transmitted by facsimile or courier at least one day before the meeting to each other Manager. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which every Manager shall be present, even though without any notice, any business may be transacted.

           (d) Subject to the provisions of Section 6.2, a majority of the Managers shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at a duly called meeting of the Board of Managers, at which a quorum is present, shall be the act of the Board of Managers. If at any meeting of the Board of Managers there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

           (e) Managers may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

           (f) Any action required or permitted to be taken at any meeting of the Board of Managers or any committee thereof may be taken without a meeting if all Managers or members of such committee consent thereto in writing.

     6.7 INDEMNIFICATION. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Manager and officer (individually, an "Indemnified Party"), as follows:



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           (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, any Indemnified Party from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts ("Indemnified Costs") arising from all claims, demands, actions, suits or proceedings ("Actions"), whether civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or threatened to be involved, as a party or otherwise arising as a result of such Person's status as a Manager or officer or any affiliate of a Manager, regardless of whether such Indemnified Party continues in such capacity at the time any such liability or expense is paid or incurred, and regardless of whether any such Action is brought by a third party, a Member or by or in the right of the Company.

           (b) The Company shall pay or reimburse, to the fullest extent allowed by law, in advance of the final disposition of such action, all Indemnified Costs as incurred by the Indemnified Party in connection with each Action; PROVIDED, that such Indemnified Party shall repay all amounts received from the Company pursuant hereto if it shall ultimately be determined at the final disposition of such action that such Indemnified Party is not entitled to be indemnified by the Company.

           (c) Notwithstanding any other provision of this Section 6.7, the Company shall pay or reimburse Indemnified Costs incurred by an Indemnified Party in connection with such Person's appearance as a witness or other participation in a proceeding involving or affecting the Company at a time when the Indemnified Party is not a named defendant or respondent in the proceeding.

           (d) The Board of Managers may cause the Company to purchase and maintain insurance or other arrangements on behalf of the Indemnified Parties and/or the Company against any liability asserted or incurred by reason of such Person's capacity or arising out of such Person's status as a Manager or officer, regardless of whether the Company would have the power to indemnify such Person against that liability under Section 6.7. The indemnification provided by this Section 6.7 shall be in addition to any other rights to which the Indemnified Parties may be entitled under any agreement, vote of the Members, as a matter of law, or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Parties.

     6.8 COMPENSATION OF MANAGERS. The Managers shall be entitled to such compensation for their services as the Board of Managers may determine. In addition, the Company shall reimburse each Manager for all out-of-pocket expenses reasonably incurred by such Manager in his or her capacity as such.

     6.9 COMMITTEES. The Board of Managers may designate one or more committees, each of which shall consist of one or more Managers. The Board of Managers may designate one or more Managers as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Manager to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent specified by the Board of Managers, shall have and may exercise



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all the powers and authority of the Board of Managers in the management of the business and the affairs of the Company.

                                    ARTICLE 7

                                     MEMBERS

     7.1 LIMITED LIABILITY. The Members will not be personally liable for any obligations of the Company and, except as otherwise provided herein or under the LLC Act or any other applicable law, will have no obligation to make contributions to the Company in excess of their respective Capital Contributions.

     7.2 TRANSFERS OF OWNERSHIP INTERESTS. A Member may Assign all or any part of its Ownership Interest only with the written consent of the other Members, which consent may be withheld in the other Members' discretion. An Assignee will become a Substituted Member only if the other Members agree to such substitution, and only upon the Assignee's execution and delivery of a counterpart of this Agreement. Any Substituted Member admitted to the Company with the consent of the Members will succeed to all rights and be subject to all obligations of the Assigning Member with respect to the Ownership Interest Assigned.

     7.3 ADDITIONAL MEMBERS. At any time and from time to time, the Members may cause the Company to admit one or more Persons as Additional Members. The terms of any such Additional Member's admission, including such Person's Capital Contributions and Percentage Interest, shall be determined by the Members. The Percentage Interests of the existing Members shall be reduced pro rata, based on their relative Percentage Interests prior to admission of the Additional Member, to reflect such Additional Member's Percentage Interest. Notwithstanding the foregoing, no Person shall be admitted as an Additional Member unless (i) each such Additional Member shall execute and deliver a counterpart of this Agreement and (ii) such admission would not result in a violation of any applicable law, including federal or state securities laws, or any term or condition of this Agreement.

     7.4 NO ACQUISITION OF OWNERSHIP INTERESTS BY THE COMPANY. Without the prior written consent of the Members, the Company shall not acquire, by purchase, redemption or otherwise, all or any part of the Ownership Interest of any Member.

     7.5 DEATH, INSANITY OR BANKRUPTCY OF A MEMBER, The death, adjudication of insanity or Bankruptcy of any Member (the "Terminating Member") shall dissolve the Company unless the remaining Members elect, within thirty (30) days after such event, to continue the business of the Company and to purchase the interest of the Terminating Member in accordance with Section 10.2.

     7.6 MEETINGS. The Members shall meet to discuss the Company's affairs at such time or times, but no less often than annually, and at such location as the Members may agree.



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                                   ARTICLE 8

                                   ACCOUNTS

     8.1 BOOKS. Complete and accurate books of account of the Company's affairs shall be maintained at the Company's principal office. Each Member shall have the right to inspect the Company's books and records at any reasonable time.

     8.2   REPORTS AND RETURNS. The Company shall furnish to each Member:

           (a) within 90 days after the end of each fiscal year of the Company, an Internal Revenue Service Schedule K-1 with respect to such Member; and

           (b) within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company as at the end of such year and statements of income and cash flow of the Company for such year.

     8.3 FISCAL YEAR. The fiscal year of the Company for both financial reporting and tax purposes shall be the calendar year.

     8.4 METHOD OF ACCOUNTING. The books and accounts of the Company shall be maintained using the accrual method of accounting for both financial reporting and tax purposes.

     8.5 TAX RETURNS. The Company shall cause to be prepared and filed on a timely basis all federal, state and local information tax returns required on the part of the Company.

     8.6 BANK ACCOUNTS. All funds of the Company shall be deposited in its name in an account or accounts maintained with a bank or banks selected by the Board of Managers. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by any officer of the Company.

                                   ARTICLE 9

                             VALUATION OF ASSETS

           For purposes of this Agreement, the Fair Market Value of any asset of the Company Business or of a Member's Ownership Interest shall be determined by agreement of the Members or, at the Members' option or if the Members are unable to agree on such value, by an independent appraiser selected jointly by the Members.

                                   ARTICLE 10

                           DISSOLUTION OF THE COMPANY

     10.1 DISSOLUTION. Subject to the LLC Act, the Company shall be dissolved and its affairs shall be wound up upon the earliest to occur of:



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           (a) a dissolution of the Company under Section 7.6, unless the remaining Members elect to continue the business of the Company as contemplated thereby;

           (b) the written consent of the Members to dissolve the Company; or

           (c) the sale or distribution by the Company of all or substantially all of its assets.

Except as otherwise expressly provided under Section 7.5 or the LLC Act, the withdrawal, removal, Bankruptcy, insolvency, death, incompetence, termination, dissolution or distribution with respect to any Member will not effect a dissolution of the Company.

     10.2   LIQUIDATION OF COMPANY INTERESTS.

           (a) LIQUIDATION. Upon dissolution of the Company pursuant to Section 10.1, the Company will be liquidated in an orderly manner. The Members shall select a Person or Persons, who may be a Member, to serve as liquidator (the "Liquidator") to wind up the affairs of the Company pursuant to this Agreement.

           (b) FINAL ALLOCATION AND DISTRIBUTION. Upon dissolution of the Company (whether or not an early dissolution), a final allocation of all items of income, gain, loss and deduction shall be made in accordance with Article 5 and all of the Company's assets, or the proceeds therefrom, shall be distributed or used as follows and in the following order of priority (which order shall be without prejudice to the liability of the Company to its creditors under the LLC Act in the event of the insolvency of the Company):

                (i) for the payment of the Company's liabilities and obligations to its creditors and the expenses of liquidation;

                (ii) to the setting up of any reserves that the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

                (iii) to the Members in accordance with the positive balances in their respective Capital Accounts (after adjustments under Articles 3 and 5 have been made to such Capital Accounts).

     10.3 LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, including without limitation distributions in respect of return of such Member's Capital Contribution or Capital Account, and shall have no recourse therefor against any of the other Members or any of the officers, employees, agents or representatives.



                                   ARTICLE 11

                                   AMENDMENTS



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           This Agreement may be amended with (but only with) the written consent of the Members.

                                   ARTICLE 12

                                     NOTICES

           All notices, requests, demands, claims and other communications hereunder shall be given in writing and shall be deemed duly given: (a) when personally delivered to the intended recipient or when sent by telecopy or facsimile followed by the mailing of a copy as set forth in clause (b) or (c) below; (b) on the business day after the date sent when sent by a national recognized overnight courier service; or (c) four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid if to the Company, to its address set forth in Section 2.4, and if to any Member, to the address set forth on SCHEDULE A annexed hereto. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice thereof in the manner set forth herein.

                                   ARTICLE 13

                                  MISCELLANEOUS

     13.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among the parties with respect to the subject matter hereof

     13.2 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

     13.3 BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, heirs, successors and assigns.

     13.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original and all of which together shall constitute one instrument.

     13.5 SEPARABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     13.6 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


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                      [signatures appear on following page]






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

               IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Operating Agreement effective as of the day and year first above written.




                                    UCAR CARBON COMPANY INC


                                    /s/ Karen G. Narwold
                                    --------------------------------------------
                                    Name:   Karen G. Narwold
                                    Title:  Vice President, General Counsel
                                            and Secretary




                                    UCAR CARBON TECHNOLOGY LLC



                                    /s/ Karen G. Narwold
                                    --------------------------------------------
                                    Name:   Karen G. Narwold
                                    Title:  President and Secretary




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                                   SCHEDULE A

                        MEMBERS AND CAPITAL CONTRIBUTIONS

     Name and Address            Shares Converted or        Percentage Interest
     ----------------            -------------------        -------------------
                                 Capital Contribution
                                 --------------------


UCAR Carbon Company Inc.       100 Shares of UCAR Carbon            100%
3102 West End Avenue           Technology Corporation
Nashville, Tennessee 37203





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                                   SCHEDULE B

                             OFFICERS OF THE COMPANY




       Name                                      Office
       ----                                      ------

       Karen G. Narwold                          President and Secretary

       Corrado F. DeGasperis                     Treasurer





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                                    APPENDIX

           "ACTS" means, together with the LLC Act, the Delaware General Corporation Law, as amended.

           "ACTION" has the meaning set forth in Section 6.7(a).

           "ADDITIONAL MEMBERS" means those Members, if any, admitted to the Company after the Conversion Date.

           "ADJUSTED CAPITAL ACCOUNT BALANCE" of a Member as of any date means the balance in such Member's Capital Account as of such date (i) increased by any amount such Member is deemed obligated to contribute to the Company pursuant to Treasury Regulation section 1.704-1(b)(2)(ii)(c), 1.704-2(g)(i) or 1.704-2(i)(5) and (ii) reduced by any allocations or distributions to such Member described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6).

           "AGREEMENT" means this Limited Liability Company Operating Agreement, as amended, supplemented or restated from time to time.

           "ASSIGN" means to sell, transfer, assign, pledge, hypothecate, mortgage or otherwise dispose of an Ownership Interest, whether voluntarily or by operation of law. "ASSIGNOR", "ASSIGNEE" and "ASSIGNMENT" have meanings corresponding to the foregoing.

           "BANKRUPTCY" means, with respect to any Person, the occurrence of any of the following events: (a) the filing by such Person of a petition commencing a voluntary case in bankruptcy under applicable bankruptcy laws; (b) entry against such Person of an order for relief under applicable bankruptcy laws, if such order has not vacated or stayed within 90 days after such entry; (c) written admission by such Person of its inability to pay its debts as they mature, or an assignment by such Person for the benefit of creditors; or (d) the appointment of a receiver for the property or affairs of such Person.

           "BOARD OF MANAGERS" has the meaning set forth in Section 6.1(a).

           "CAPITAL ACCOUNT" of a Member means the account maintained by the Company for each Member pursuant to Section 3.4.

           "CAPITAL CONTRIBUTION" of a Member means the amount of cash and the Fair Market Value of property contributed by such Member to the Company.

           "CERTIFICATES" means the Certificate of Conversion to Limited Liability Company and the corresponding Certificate of Formation of the Company, simultaneously filed with the Secretary of State of the State of Delaware.

           "CODE" means the Internal Revenue Code of 1986, as amended.



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           "COMPANY" means the limited liability company formed pursuant to this
Agreement.

           "COMPANY BUSINESS" has the meaning set forth in Section 2.3.

           "COMPANY EXPENSES" means all fees, expenses, costs, liabilities and obligations of the Company, including those incurred by any Member on behalf of the Company. Company Expenses shall include the following: (i) all out-of-pocket expenses incurred in connection with the operations or activities of the Company; (ii) all fees and expenses of consultants, accountants, counsel and other third-party professionals; (iii) all costs of insurance coverage maintained with respect to the Company Business; (iv) taxes, fees and governmental charges levied against the Company or with respect to the property used by the Company in its business; (v) all indemnification expenses of the Company; and (vi) all costs of organizing the Company.

           "CONVERSION DATE" means the effective time of the Certificates.

           "DISTRIBUTABLE CASH" shall mean all cash received by the Company from Company operations, less the following: (i) all principal and interest and other amounts paid on indebtedness of the Company; (ii) all cash expenditures incurred by the Company in Company operations; and (iii) such reserves as the Board of Managers deems reasonably necessary for the proper operation of the Company's business.

           "FAIR MARKET VALUE" of any asset, Ownership Interest or the Company Business means the value thereof determined in accordance with Article 10.

           "FISCAL YEAR" shall mean the Company's fiscal year, which shall be the calendar year.

           "LIQUIDATOR" has the meaning set forth in Section 10.2(a).

           "LLC ACT" means the Delaware Limited Liability Company Act, as amended.

           "MAJORITY INTEREST" shall mean one or more Ownership Interests which taken together exceed 50% of the aggregate of all of the Ownership Interests.

           "MANAGER" means a manager of the Company.

           "MEMBER" shall mean the Person who executes a counterpart of this Agreement as a Member and each of the Persons who may hereafter become a Member as permitted herein.

           "NET PROFITS" and "NET LOSSES" shall mean the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting selected by the Board of Managers at the close of each Fiscal Year on the Company's information tax return filed for federal income tax purposes.



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           "OWNERSHIP INTEREST" of a Member at any time means the legal and beneficial ownership interest of such Member in the Company, including all of such Member's rights in and obligations to the Company.

           "PERCENTAGE INTEREST" of a Member at any time means the percentage set forth in the second column opposite such Member's name on SCHEDULE A annexed hereto.

           "PERSON" means any individual, sole proprietorship, partnership, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization, association, corporation, institution or other entity.

           "SUBSTITUTED MEMBER" means a Person that is admitted to the Company as a Member pursuant to Section 7.2.

           "TERMINATING MEMBER" has the meaning set forth in Section 7.5.





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